Exhibit 10.8

EQUITY PURCHASE AGREEMENT

For the Purchase of the Membership Interests of

STERALL, LLC

by and among

HANNAHS VALUE INVESTORS, LLC

as Seller

and

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.,

as Buyer

as of September 12, 2014

EQUITY PURCHASE AGREEMENT

This Equity Purchase Agreement (this "Agreement") is made as of September 12, 2014, by and among Strategic Environmental & Energy Resources, Inc., a corporation organized and existing under the laws of the State of Nevada ("SEER" or "Buyer"), Hannahs Value Investors, LLC ("Seller") an entity formed under the laws of the State of Delaware and Sterall, LLC, an entity formed under the laws of the state of Delaware ("Sterall"). Buyer and Seller are sometimes referred to herein individually, as a "Patty" and collectively, as the "Parties."

WHEREAS, the SEER and Sterall have entered into that certain Exclusive Use License & Joint Operations Agreement dated September 12, 2013, and

WHEREAS, Sterall has and continues to expend significant capital and resources for the development of the medical waste collection and treatment business in Florida and elsewhere, and

WHEREAS, Sterall has ordered 10 CoronaLux™ systems for licensed use to destroy medical waste, and

WHEREAS, Sterall has taken delivery of two of the ordered units, and

WHEREAS, SEER has and continues to expend significant capital and resources to assist Sterall in its efforts to develop the medical waste collection ad treatment business in Florida and elsewhere, and

WHEREAS, the Parties desire to continue to work together in order to most efficiently and effectively establish commercial operations, and

WHEREAS, Seller desires to sell, and Buyer desires to purchase, for the consideration and on the terms set forth in this Agreement, membership interests of Sterall, which constitutes fifteen percent (15%) of the issued and outstanding Sterall Membership Interests (the "Purchased Interests").

NOW THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties, intending to be legally bound, hereby agrees as follows:

1.	SALE AND PURCHASE OF PURCHASED UNITS; CLOSING
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1.1	PURCHASE OF PURCHASED UNITS

Subject to the terms and conditions of this Agreement, on the Closing Date Seller agrees to sell, irrevocably transfer and deliver the Purchased Membership Interests to Buyer, and Buyer will purchase and assume full ownership and control of the Purchased Membership Interests from Seller, free and clear of any and all Encumbrances.

1.2	CONSIDERATION SHARES

Subject to the terms and conditions of this Agreement, in consideration of the sale, transfer and delivery to Buyer of the Purchased Membership Interests, Buyer will on the Closing Date transfer, assign and deliver to Seller, or its assign, designee, or agent, one million five hundred thousand (1,200,000) shares (the "Consideration Shares") of restricted common stock in Buyer (OTC:SENR). For purposes of this Agreement, the Parties agree that the value of the Purchased Units is at least equivalent to the value of the Consideration Shares. Upon the consummation of the Contemplated Transactions, there will be a total of 150 outstanding membership interests in Sterall, and Buyer will be issued and own 22.5 membership interests, which shall constitute fifteen percent (15%) of the total issued and outstanding membership interests of Seller.

1.3	CLOSING

(a)         Subject to the satisfaction and/or waiver of all conditions to Closing set fo1th in Article 6 hereof (other than those conditions which can be satisfied only by the delivery of documents at Closing), the purchase and sale of the Purchased Membership Interests provided for in this Agreement will be consummated at a closing (the "Closing") on September 9, 2014, or at such other time and place as the Patties may agree in writing.

(b)         Any representations or warranties made by either party are made to the best of that party's knowledge that are known, or could or should have been known based upon reasonable efforts or due diligence.

1.4	CLOSING OBLIGATIONS

At the Closing or as soon thereafter as may be reasonable:

(a)                Seller will deliver to Buyer:

(i)                     An updated operating agreement representing the Purchased membership interests owned by Buyer, duly endorsed with such other formalities as may be required under applicable Legal Requirements and otherwise in form reasonably acceptable to Buyer for valid transfer of full title of the Purchased membership interests to Buyer and for Buyer to assume full ownership and control of the Purchased membership interests;

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(ii)                    copies of any Consents (or waivers in lieu thereof) required of Seller and the Company in order to consummate the Contemplated Transaction;

(iii)                  such other documents, instruments and certificates as may be required or the Buyer may reasonably request.

(b)	Buyer will deliver to Seller, for delivery of the Purchased Units:

(i)                     the Consideration Shares, duly endorsed (or accompanied by duly executed powers) with such other formalities as may be required under applicable legal requirements and otherwise in form reasonably acceptable to Seller for valid transfer of full title of the Consideration Shares to Seller and for Seller to assume full ownership and control of the Consideration Shares;

(ii)                   such other documents, instruments and certificates as may be required or Seller may reasonably request.

2 REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, as of the Closing Date and the date the Purchased Membership interests are delivered to Buyer, as follows:

2.1 ORGANIZATION AND GOOD STANDING

(a)                 The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

(b)                 Sterall shall deliver to Buyer true and correct copies of the Organizational Documents of the Company, including the Operating Agreement among the members.

2.2 AUTHORITY; NO CONFLICT

(a)                 Seller has the corporate power and authority to consummate the Contemplated Transactions. The Contemplated Transactions have been duly authorized by the Seller and by the Managing Member(s) of the Company and no other corporate action on the part of Seller is necessary to consummate the Contemplated Transactions.

(b)                 The Contemplated Transactions are legal, valid and binding transactions that, to the knowledge of Seller, are not and will not become subject to any claims of any creditors of any Seller for any reason.

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(c)                 The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions will not:

(i)     conflict with or result in a breach of any provision of the Organizational Documents of the Seller;

(ii)   conflict with or result in a breach of, or give any governmental body or other person the right to exercise any remedy or obtain any relief under, any legal requirement or any order or material agreement to which Seller may be subject;

(iii) require any consent obtained from, approval of, authorization of, or qualification with any shareholder, sponsor or creditor of Seller, or any other person or governmental body, by Seller which has not been obtained as of the date of this Agreement.

2.3 CAPITALIZATION

(a)                 Upon the closing of this transaction there will be a total of 150 membership interests outstanding in Sterall. None of the Sterall Units were issued in violation of any legal requirement or in violation of the preemptive rights of any person, and the Sterall Units were duly authorized and validly issued and are fully paid and non-assessable.

2.4 LEGAL PROCEEDINGS; ORDERS

(a)                 There are no pending proceeding, and to the knowledge of Seller, any threatened proceeding that could reasonably be expected to have a material adverse effect and the Seller is not subject to any order that relates to the Purchased Units, the facilities, the business or the contemplated transactions.

2.5 BROKERS OR FINDERS

Seller has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or person to any broker's or finder's fee or any other commission or similar fee in connection with the Contemplated Transactions.

2.6 COMPLIANCE WITH LAWS

Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect, the Seller is, and at all times has been, in full compliance with all legal requirements and all orders of any governmental body applicable to it and its assets.

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2.7 PERMITS

Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect the Seller holds, has received or reasonably expects to receive all permits, registrations, notifications, licenses, ce1tificates, and other authorizations, consents and approvals of all governmental bodies required of it in order for the Seller to own, operate and maintain its facilities and to operate its business (collectively, "Permits");

(a)	the Company is, and at all times has been, in full compliance with all such Permits; and

(b)	All statements, asse1tions and calculations in any application for a Permit were and remain true and accurate in all material respects.

2.8 LITIGATION

(a)                 Except as would not, individually or in the aggregate, be reasonably expected to have a material adverse effect, there is no claim, action, proceeding or investigation or inquiry pending or, to Sellers' knowledge, threatened, against or relating to Seller before any arbitrator or governmental body, and no order of any court, arbitrator or governmental body; and

(b)                 To Sellers' knowledge, no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such claim, action, proceeding, investigation or inquiry.

2.9 TAX MATTERS

Except for the matters that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect:

(a)                 for all periods ending prior to or on the Closing Date, all tax returns required to be filed by or with respect to Sterall have been or will be timely filed with the appropriate taxing authorities in all jurisdictions in which such tax returns are required to be filed, regardless of when such tax returns are required to be filed;

(b)                 for all periods ending prior to or on the Closing Date, such tax returns are or will be true and correct in all material respects, and all Taxes legally due on or prior to the Closing

Date have been or will be timely paid; and

(b)                   there are no audits, disputes, claims, assessments, deficiency notices, levies, administrative proceedings, or lawsuits pending, or to the knowledge of Seller, threatened against or with respect to Seller by any taxing authority.

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2.10	INSURANCE

The facilities and the tangible assets of the Seller are or will be covered by insurance policies and with reasonable coverages, limits and deductibles in accordance with industry standards. Such coverages, limits and deductibles will continue to be in full force and effect for all periods subsequent to Closing Date.

2.11	INVESTMENT INTENTION

Seller is acquiring the Consideration Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act"). Seller understands that the Consideration Shares have not been registered under the Securities Act, and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

3 REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers, as of the date hereof and as of the Closing Date, as follows:

3.1 ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with corporate power and authority to conduct its business as it is now being conducted, and to own or use the properties and assets that it purports to own or use.

3.2 AUTHORITY; NO CONFLICT

(a)	Buyer has the corporate power and authority to consummate the Contemplated Transactions. The Contemplated Transactions have been duly authorized by the Board of Directors of Buyer and no other corporate action on the part of Buyer is necessary to consummate the Contemplated Transactions.

(b)	This Agreement has been duly and validly executed and delivered by Buyer and, assuming the due and valid authorization, execution and delivery thereof by Sellers, is a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	The execution, delivery and performance of this Agreement and the consummation of the Contemplated Transactions will not:

(i) conflict with or result in a breach of any provision of the Organizational Documents of Buyer;

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(ii) conflict with or result in a breach of, or give any Governmental Body or other Person the right to exercise any remedy or obtain any relief under, any Legal Requirement or any Order or material agreement to which Buyer may be subject; or

(iii)                 require any Consent obtained from, approval of, authorization of, or qualification with any shareholder, sponsor or creditor Buyer, or any other Person or Governmental Body, by Buyer.

3.3	LEGAL PROCEEDINGS

There is no pending Proceeding that could reasonably be expected to have a Material Adverse Effect on Buyer or any of the Contemplated Transactions and to the knowledge of Buyer, no such Proceeding has been Threatened.

3.4	INVESTIGATION BY BUYER; SELLERS' LIABILITY

Buyer has conducted its own independent investigation, review and analysis of the business, operations, assets, liabilities, results of operations, financial condition, technology and prospects of the Seller, which investigation, review and analysis was done by Buyer and, to the extent Buyer deemed appropriate, by Buyer's Representatives based on information made available by Seller to the Buyer. Buyer acknowledges that it and its representatives have been provided adequate access to the personnel, properties, premises and records of the Seller for such purpose.

3.5	BROKERS OR FINDERS

Buyer has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other firm or Person to any broker's or finder's fee or any other commission or similar fee in connection with the Contemplated Transactions.

4	GENERAL PROVISIONS

4.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel and accountants. Sellers will cause the Company not to incur any out-of-pocket expenses in connection with this Agreement.

4.2 FURTHER ASSURANCES

Buyer and Sellers agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, in each case, all as the other Party or Parties may reasonably request for the purpose of carrying out the intent of this Agreement and the Contemplated Transactions.

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4.3 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements (whether oral or in writing) by and among the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter and is not intended to confer any rights or remedies upon any Person other than the Parties. This Agreement may not be amended except by a written agreement executed by Buyer and Sellers.

4.4               ARBITRATION

Buyer and Sellers hereby agree that all disputes arising out of or in connection with this Agreement or the Breach, termination or validity thereof ("Dispute") shall be finally settled under the Rules of Arbitration of the American Arbitration Association ("AAA"), then in effect (the "Rules") by one (1) arbitrator. The hearing shall take place in Denver, Colorado. The award may include an award of interest, legal fees and costs of the arbitration. The award shall be final, binding and conclusive upon the Parties. Each Party shall have the right to have the award enforced by any court of competent jurisdiction.

4.5 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither Buyer nor Sellers may assign any of its rights under this Agreement without the prior written consent of the other Party or Patties, except that Buyer may assign any of its rights under this Agreement to any Affiliate or Subsidiary of Buyer without such consent of Sellers. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of, the Parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the Patties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their permitted successors and assigns.

4.6 SEVERABILITY

If any provision of this Agreement is determined to be void, illegal, invalid, unenforceable or contrary to public law or policy, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement so determined to be void, illegal, invalid, unenforceable or contrary to public law or policy only in part or degree shall not affect the validity or enforceability of the remaining provisions of this Agreement.

4.7 GOVERNING LAW

This Agreement will be governed by the laws of the State of Colorado without regard to conflicts of laws principles.

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4.8 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

4.9 CONFLICT BETWEEN AGREEMENT AND ATTACHMENTS, ETC.

In the event of conflict between this Agreement and the Exhibits and Schedules attached to this Agreement, this Agreement shall prevail.

4.10 EXHIBITS AND SCHEDULES

All Exhibits and Schedules to this Agreement, if any, form part of this Agreement.

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IN W1TNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first above written.

"Buyer":

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

By: /s/ J John Combs III

Name: J. John Combs III

Title: Chief Executive Officer

"Sellers"

Hannahs Value Investors LLC

By: /s/ Gerald Hannahs

Name: Gerald Hannahs

Title: Managing Member

STERALL, LLC